Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

Williamsburg, Virginia

We consent to the use of our report dated September 28, 2005, with respect to the Statement of Revenues and Certain Expenses of the Hilton Jacksonville Riverfront Hotel for the year ended December 31, 2004, which appear in Form 8-K/A, filed October 5, 2005 of MHI Hospitality Corporation, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ PKF Witt Mares, PLC

Williamsburg, Virginia

December 20, 2005